ClearOne, Inc. Reports Second Quarter 2022 Financial Results

  Overall Q2 revenue declines 5% year-over-year
  Core audio conferencing solutions post impressive revenue growth
  Gross Margin increases marginally over Q1.
  Non-GAAP Operating expenses decrease 14% year-over-year

SALT LAKE CITY, UTAH – August 9, 2022 – ClearOne Inc. (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and six months ended June 30, 2022.

"Our core audio conferencing products which include mixers and BMA Ceiling Tile-based solutions posted impressive year over year revenue growth in Q2. Our revenue performance was constrained due to our inability to fully meet the demands of our channel as we continue to fight the raw material shortages caused by the unprecedented global supply chain crisis that hasn't spared our industry," said Derek Graham, ClearOne's Interim CEO.

"We are fully prepared for the current challenges faced by ClearOne and will prioritize returning ClearOne back to profitability, energizing our employees to tap into their full potential, and re-establishing ClearOne as a premium brand in our industry and channels", Graham added.

Recent Highlights

  On May 25, 2022, ClearOne Board of Directors announced Derek Graham as the Interim CEO, replacing Zee Hakimoglu.
  On May 27, 2022, the U.S. District Court of the District of Delaware dismissed Shure’s tort claims with prejudice. Shure dropped these claims on the eve of the trial that happened in November 2021, in which ClearOne prevailed over Shure's infringement claims. ClearOne argued that the dismissal of Shure's tort claims should be with prejudice but Shure wanted the dismissal to be without prejudice – in other words, Shure wanted to preserve the ability to re-assert the claims later. The court ruled in ClearOne's favor. Our motion seeking fees is still pending with the Court.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

  Revenue in  2022-Q2 was $7.4 million, compared to $7.7 million in 2021-Q2 and $7.5 million in 2022-Q1. The decrease in year-over-year revenue was primarily due to a 31% decline in video products and a 3% decline in microphones, which were partially offset by a 6% increase in audio conferencing. The increase in revenue from core audio conferencing products continued to be driven by solutions incorporating our BMA-CT and BMA 360 beamforming microphone array ceiling tiles and professional audio mixers. Despite this year-over-year revenue growth in core audio conferencing products, revenue from our audio conferencing products and microphones remain far below levels achieved prior to infringement of our strategic patents.
  GAAP gross profit in 2022-Q2 was $2.8 million compared to $3.4 million in 2021-Q2 and $2.8 million in 2022-Q1. GAAP gross profit margin was 38.1% in  2022-Q2, compared to 44.3% in  2021-Q2 and 37.3% in  2022-Q1. The gross profit margin was negatively impacted due to increase in material costs due to continuing supply chain constraints, which were partially offset by reduced freight and tariff costs and a decrease in inventory obsolescence costs in 2022-Q2

  Operating expenses in 2022-Q2 were $4.5 million, compared to $4.9 million in 2021-Q2 and $4.7 million in 2022-Q1. Non-GAAP operating expenses in 2022-Q2 were $3.7 million, compared to $4.3 million in 2021-Q2 and $4.0 million in 2022-Q1. The year over year decrease in Non-GAAP operating expenses was mainly due to reduction in employee related expenses and consultant expenses caused by a decrease in headcount.

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  GAAP net loss in 2022-Q2 was $0.3 million, or $0.01 per share, compared to net loss of $1.6 million, or $0.08 per share, in 2021-Q2 and net loss of $2.0 million, or $0.08 per share, in 2022-Q1. The decrease in net loss was mainly due to the recognition of $1.5 million in gain from the forgiveness of CARES Act Paycheck Protection Program Loan.
  Non-GAAP net loss in 2022-Q2 was $1.1 million, or $0.04 per share, compared to net loss of $1.0 million, or $0.05 per share, in 2021-Q2 and net loss of $1.3 million, or $0.05 per share, in 2022-Q1.
($ in 000, except per share)	Three months ended June 30,			Six months ended June 30,
	2022	2021	Change in % Favorable/(Adverse)	2022	2021	Change in % Favorable/(Adverse)
GAAP
Revenue	$7,375	$7,735	(5)	$14,920	$14,773	$1
Gross profit	2,807	3,424	(18)	5,623	6,427	(13)
Operating expenses	4,456	4,910	9	9,125	9,437	3
Operating loss	(1,649)	(1,486)	(11)	(3,502)	(3,010)	(16)
Net loss	(257)	(1,586)	84	(2,224)	(3,241)	31
Diluted loss per share	(0.01)	(0.08)	88	(0.09)	(0.17)	47
Non-GAAP
Non-GAAP gross profit	$2,809	$3,426	(18)	$5,627	$6,432	$(13)
Non-GAAP operating expenses	3,746	4,336	14	7,712	8,324	(7)
Non-GAAP operating loss	(937)	(910)	(3)	(2,085)	(1,892)	(10)
Non-GAAP net loss	(1,073)	(1,010)	(6)	(2,335)	(2,123)	(10)
Non-GAAP Adjusted EBITDA	(892)	(802)	(11)	(1,961)	(1,688)	(16)
Non-GAAP loss per share (diluted)	(0.04)	(0.05)	20	(0.10)	(0.11)	14

Balance Sheet Highlights

As of  June 30, 2022, cash, cash equivalents and investments were $1.2 million, compared to $4.1 million as of December 31, 2021. As of June 30, 2022, the Company carried $2.3 million in debt on account of senior convertible notes issued in December 2019.

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About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2021 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

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CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,203	$1,071
Marketable securities	—	1,790
Receivables, net of allowance for doubtful accounts of $326 and $326, respectively	4,112	4,991
Inventories, net	9,858	10,033
Income tax receivable	7,535	7,535
Prepaid expenses and other assets	2,924	4,021
Total current assets	25,632	29,441
Long-term marketable securities	—	1,220
Long-term inventories, net	2,985	3,567
Property and equipment, net	614	744
Operating lease - right of use assets, net	1,237	1,537
Intangibles, net	24,289	25,086
Other assets	4,592	4,597
Total assets	$59,349	$66,192
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,047	$5,388
Accrued liabilities	2,570	2,549
Deferred product revenue	43	54
Short-term debt	810	3,481
Total current liabilities	5,470	11,472
Long-term debt, net	1,184	1,535
Operating lease liability, net of current	717	1,026
Other long-term liabilities	655	655
Total liabilities	8,026	14,688

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,952,555 and 22,410,126 shares issued and outstanding, respectively	24	22
Additional paid-in capital	74,861	72,795
Accumulated other comprehensive loss	(266)	(241)
Accumulated deficit	(23,296)	(21,072)
Total shareholders' equity	51,323	51,504
Total liabilities and shareholders' equity	$59,349	$66,192

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CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue	$7,375	$7,735	$14,920	$14,773
Cost of goods sold	4,568	4,311	9,297	8,346
Gross profit	2,807	3,424	5,623	6,427

Operating expenses:
Sales and marketing	1,562	1,755	3,122	3,328
Research and product development	1,177	1,487	2,530	2,761
General and administrative	1,717	1,668	3,473	3,348
Total operating expenses	4,456	4,910	9,125	9,437

Operating loss	(1,649)	(1,486)	(3,502)	(3,010)

Interest expense	(94)	(107)	(195)	(219)
Other income, net	1,505	15	1,508	10

Loss before income taxes	(238)	(1,578)	(2,189)	(3,219)

Provision for income taxes	19	8	35	22

Net loss	$(257)	$(1,586)	$(2,224)	(3,241)

Basic weighted average shares outstanding	23,948,631	18,775,817	23,923,110	18,775,795
Diluted weighted average shares outstanding	23,948,631	18,775,817	23,923,110	18,775,795

Basic loss per share	$(0.01)	$(0.08)	$(0.09)	$(0.17)
Diluted loss per share	$(0.01)	$(0.08)	$(0.09)	$(0.17)

Comprehensive loss:
Net loss	(257)	(1,586)	(2,224)	(3,241)
Unrealized gain (loss) on available-for-sale securities, net of tax	26	(3)	(2)	(5)
Change in foreign currency translation adjustment	(12)	(10)	(23)	(22)
Comprehensive loss	(243)	(1,599)	(2,249)	(3,268)

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
GAAP gross profit	$2,807	$3,424	$5,623	$6,427
Stock-based compensation	2	2	4	5
Non-GAAP gross profit	$2,809	$3,426	$5,627	$6,432

GAAP operating loss	$(1,649)	$(1,486)	$(3,502)	(3,010)
Stock-based compensation	30	33	65	64
Amortization of intangibles	682	543	1,352	1,054
Non-GAAP operating loss	$(937)	$(910)	$(2,085)	$(1,892)

GAAP net loss	$(257)	$(1,586)	$(2,224)	(3,241)
Stock-based compensation	30	33	65	64
Amortization of intangibles	682	543	1,352	1,054
CARES Act PPP loan forgiveness	(1,528)	—	(1,528)	—
Non-GAAP net loss	$(1,073)	$(1,010)	$(2,335)	$(2,123)

GAAP net loss	$(257)	$(1,586)	$(2,224)	$(3,241)
Number of shares used in computing GAAP loss per share (diluted)	23,948,631	18,775,817	23,923,110	18,775,795
GAAP loss per share (diluted)	$(0.01)	$(0.08)	$(0.09)	$(0.17)
Non-GAAP net loss	$(1,073)	$(1,010)	$(2,335)	$(2,123)
Number of shares used in computing Non-GAAP loss per share (diluted)	23,948,631	18,775,817	23,923,110	18,775,795
Non-GAAP loss per share (diluted)	$(0.04)	$(0.05)	$(0.10)	(0.11)

GAAP net loss	$(257)	$(1,586)	$(2,224)	$(3,241)
Stock-based compensation	30	33	65	64
Depreciation	68	93	144	194
Amortization of intangibles	682	543	1,352	1,054
Interest expense	94	107	195	219
CARES Act PPP loan forgiveness	(1,528)	—	(1,528)	—
Provision for income taxes	19	8	35	22
Non-GAAP Adjusted EBITDA	$(892)	$(802)	$(1,961)	$(1,688)

Contact:

Bob Griffin

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

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